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                                                                    Exhibit 99.1

CONTACT:                                  FOR IMMEDIATE RELEASE

Jane F. Casey
Vice President
(203) 661-1926, ext. 6619



               BLYTH, INC. REPORTS 4TH QUARTER SALES AND EARNINGS
           COMPANY ACHIEVES EXPECTATIONS OUTLINED ON FEBRUARY 1, 2001


GREENWICH, CT, USA, March 15, 2001: Blyth, Inc. (NYSE:BTH) reported today fourth quarter Net Sales of $332,711,000 compared with $344,635,000 a year earlier. Operating Profit was $23,939,000 compared to $49,167,000 in the prior year period. Net Earnings for the quarter were $11,187,000 versus $27,533,000 a year earlier. Diluted Net Earnings Per Share for the fourth quarter were $0.24 per share compared to $0.57 per share for the same period last year.

Net sales for the fiscal year ended January 31, 2001 totaled $1,197,197,000 versus $1,149,994,000 reported a year ago, an increase of 4%. Operating profit for the twelve month period was $145,244,000 compared to $164,001,000 a year earlier. Net earnings of $79,562,000 compared to $92,389,000 for the prior year period. Diluted Net Earnings Per Share were $1.66 versus $1.89 for last year.

Commenting on the fourth quarter sales and earnings results, Robert B. Goergen, Chairman of the Board and CEO, said, "As we anticipated last month, the unexpected speed at which the economy slowed late last year, in combination with the drop in consumer confidence at both the individual and retailer levels, negatively impacted Blyth's fourth quarter results. However, excluding the one-time costs and unusual charges, and the negative impact of weak European currencies, Blyth's fourth quarter Earnings Per Share would have equaled last year's results of $.57, and our full year results would have been $2.03, an increase of 7.4% over the prior year period."

As previously announced, the Company reported business restructurings and other one-time pre-tax costs, including unexpected bad debt expenses, of approximately $19 million in the fourth quarter. These largely reflect the results of initiatives undertaken by management to strengthen the long-term prospects of the business, including restructuring its European activities, exiting the religious and citronella candle product lines and restructuring the U.S. consumer wholesale organizations.

Pre-tax expenses associated with the restructuring of the Company's European activities, including asset write-offs, redundancy payments to employees and inventory write-downs were incurred in (a) its Fragrant Memories and Eclipse Candles units (part of the Colony Group), (b) its Nordic and Becker units (part of the Gies Group), and (c) Wax Lyrical, its U.K.- based specialty retailer. The Company had evaluated its European consumer activities and closed or vacated four production and warehousing facilities in order to

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reposition these units more effectively for growth and profitability in fiscal
2002. Fourth quarter Earnings Per Share were impacted by $.13.

As noted in prior quarterly teleconferences, Blyth, for strategic reasons, has chosen to exit certain lower margin product lines, including the religious and citronella candle product lines. Within its U.S. operations, one-time pre-tax costs associated with the exiting of these product lines impacted Earnings Per Share by $.03 in fiscal 2001.

The restructuring of the Company's U.S. consumer wholesale organizations, which has been underway since earlier this year, will be concluded in late Spring, 2001. This initiative, which includes the consolidation of several facilities, is expected to improve customer service, increase margins and enhance future profitability. The associated actions resulted in one-time charges, including the write-off of lease obligations, severance payments, equipment write-offs and adjustments to the carrying value of inventory. As discussed, the inventory write-down was further exacerbated by Wal-Mart's decision late in the year to accelerate the changeover to a custom label brand of candles. The pre-tax charges impacted Earnings Per Share by $.09.

Mr. Goergen continued to say, "Our decision to proceed with the restructuring of our European and U.S. consumer wholesale businesses, as announced last month, as well as the divestiture of certain product lines, further impacted earnings per share. However, we believe that difficult choices such as these position us more effectively for continued growth and profitability."

Fourth quarter results also included unexpected bad debt expenses associated with customer bankruptcy filings by Home Place (formerly Waccamaw Pottery), Bradlees, Montgomery Ward, Frank's Nursery and Spoils, a U.K. retailer. Potential losses, net of likely recovery assumptions, impacted Earnings Per Share by approximately $.03.

For the fiscal year ended January 31, 2001, the Company adopted the provisions of Emerging Issues Task Force ("EITF") 00-10, "Accounting for Shipping and Handling Fees and Costs" which requires that amounts billed to customers for shipping and handling fees be classified as revenues and shipping and handling costs be classified as cost of goods sold. All prior periods have been restated to reflect the reclassification of shipping and handling fees and costs previously reported in selling and shipping expense in the Consolidated Statements of Earnings.

In addition, on a full year basis, for the fiscal year ended January 31, 2001, the Company recorded a one-time effect equal to $.02 Diluted Earnings Per Share to reflect the adoption of the newly-effective Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements". This is reflected as a cumulative effect of an accounting change in the Consolidated Statements of Earnings.

Management will conduct a conference call today at 10 a.m. (eastern), which will be broadcast live over the Internet, at www.blythinc.com. The call will be archived on Blyth's Web site.

Blyth, Inc., headquartered in Greenwich, CT, USA, designs, manufactures and markets an extensive line of candles and home fragrance products including scented candles,

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potpourri and environmental fragrance products and markets a broad range of related candle accessories. Its products are sold direct to the consumer under the PartyLite(R) brand, to retailers in the mid-tier and premium retail channels, under the Colonial Candle of Cape Cod(R), Kate's Original Recipe(TM) and Carolina Designs(R) brands and in the mass retail channel under the Ambria(TM), Florasense(R) and FilterMate(R) brands. In Europe, its products are also sold under the Gies, Colony and Wax Lyrical brands. Blyth also markets a broad range of non-fragranced products, including decorative seasonal products for the consumer market, under the Jeanmarie(R) and Impact(TM) brand names, and portable heating fuel and tabletop illumination products for the hotel, restaurant and catering trade, under the Sterno(R) and Handy Fuel(R) brand names.

Blyth, Inc. can be found on the Internet at www.blythinc.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Actual results could differ materially due to various factors, including the risk of a continuing weakness of the retail environment, the effects of our restructuring, the risk of maintaining the Company's growth rate, the Company's ability to respond to increased product demand, the risks (including foreign currency fluctuations) associated with international sales and foreign products, the risks of being able to recruit new independent sales consultants, dependence on key management personnel, competition in terms of price and new product introductions, and other factors described in this press release, in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000 and in the Company's Annual Report on Form 10-K for the year ended January 31, 2000.

                                       ###


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                                   BLYTH, INC.
                       CONSOLIDATED STATEMENT OF EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (Unaudited)


                                                                Three Months   Three Months  Twelve Months  Twelve Months
                                                                   Ended          Ended         Ended          Ended
                                                                January 31,     January 31,   January 31,    January 31,
                                                                    2001           2000           2001          2000
                                                                -----------    -----------    -----------    -----------
Net sales                                                       $   332,711    $   344,635    $ 1,197,197    $ 1,149,994
Cost of goods sold                                                  155,573        170,963        562,471        552,384
Restructuring and one-time charges                                    9,001             --          9,001             --
                                                                -----------    -----------    -----------    -----------
    Gross profit                                                    168,137        173,672        625,725        597,610
Selling and shipping                                                106,819         98,426        371,156        341,924
Administrative                                                       28,630         25,176         97,432         88,692
Amortization of goodwill                                              1,047            903          4,191          2,993
Other one-time charges                                                7,702             --          7,702             --
                                                                -----------    -----------    -----------    -----------
                                                                    144,198        124,505        480,481        433,609
                                                                -----------    -----------    -----------    -----------
    Operating profit                                                 23,939         49,167        145,244        164,001
                                                                -----------    -----------    -----------    -----------
Other expense(income)
  Interest expense                                                    3,355          4,049         15,876         12,104
  Interest income/other                                                (849)         1,801         (1,988)         1,361
  Equity in earnings of investee                                        (57)        (1,393)           666            146
                                                                -----------    -----------    -----------    -----------
                                                                      2,449          4,457         14,554         13,611
                                                                -----------    -----------    -----------    -----------
    Earnings before income taxes , minority interest
      and cumulative effect of accounting change                     21,490         44,710        130,690        150,390
Income tax expense                                                    9,219         17,147         49,975         57,543
                                                                -----------    -----------    -----------    -----------
    Earnings before minority interest and cumulative                     --             --
      effect of accounting change                                    12,271         27,563         80,715         92,847
Minority interest                                                     1,084             30             --            458
                                                                -----------    -----------    -----------    -----------
    Earnings before cumulative effect of accounting change           11,187         27,533         80,715         92,389
Cumulative effect of accounting change(SAB 101), net of taxes            --             --         (1,153)            --
                                                                -----------    -----------    -----------    -----------
    Net earnings                                                $    11,187    $    27,533    $    79,562    $    92,389
                                                                ===========    ===========    ===========    ===========

Basic:
    Net earnings per common share before cumulative
      effect of accounting change                               $      0.24    $      0.57    $      1.69    $      1.91
    Cumulative effect of accounting change (SAB 101)                     --             --          (0.02)            --
                                                                -----------    -----------    -----------    -----------
                                                                $      0.24    $      0.57    $      1.67    $      1.91
                                                                ===========    ===========    ===========    ===========
    Weighted average number of shares outstanding                    47,068         48,089         47,629         48,471

Diluted:
    Net earnings per common share before cumulative
      effect of accounting change                               $      0.24    $      0.57    $      1.69    $      1.89
    Cumulative effect of accounting change (SAB 101)                     --             --          (0.02)            --
                                                                -----------    -----------    -----------    -----------
                                                                $      0.24    $      0.57    $      1.66    $      1.89
                                                                ===========    ===========    ===========    ===========
    Weighted average number of shares outstanding                    47,293         48,383         47,902         48,818



                                                         CONSOLIDATED BALANCE SHEETS
                                                               IN THOUSANDS)
                                                               (Unaudited)

                                                             January 31, 2001  January 31, 2000
                                                             ----------------  ----------------
Assets
  Cash and Cash Equivalents                                     $    93,036    $    46,047
  Accounts Receivable, Net                                           66,974         84,919
  Inventories                                                       201,086        186,696
  Property, Plant & Equipment, Net                                  269,438        273,528
  Other Assets                                                      132,994        121,906
                                                                -----------    -----------
                                                                $   763,528    $   713,096
                                                                ===========    ===========

Liabilities and Stockholders' Equity
  Bank Debt                                                     $    32,268    $    24,710
  Senior Notes                                                       17,857         21,429
  Bond Debt                                                         150,000        150,000
  Other Liabilities                                                 141,551        136,743
  Stockholders' Equity                                              421,852        380,214
                                                                -----------    -----------
                                                                $   763,528    $   713,096
                                                                ===========    ===========

Note:
The Consolidated Statements of Earnings have been adjusted to reclassify shipping and handling fees and costs in accordance with EITF 00-10. The cumulative effect of accounting change equates to a one-time effect of $0.02 diluted earnings per share resulting from the Company's adoption of SAB 101 pertaining to revenue recognition. The adoption of SAB 101 also affects certain Consolidated Balance Sheet items in the current fiscal year.